UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2015
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Forest City Enterprises, Inc.
(Exact name of registrant as specified in its charter)
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Ohio (State or other jurisdiction of incorporation)	1-4372 (Commission File Number)	34-0863886 (I.R.S. Employer Identification No.)

Terminal Tower, 50 Public Square Suite 1100, Cleveland, Ohio		44113
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 216-621-6060

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On May 6, 2015, Forest City Enterprises, Inc. (the "Company") announced that it had priced an underwritten public offering of 32,500,000 shares of its Class A common stock, par value $0.33⅓ per share (the “Shares”) at a price per Share of $22.50 (the "Offering"). In addition, the Company has granted to the underwriters for the Offering an option for 30 days to purchase up to an additional 4,875,000 Shares. The joint book-running managers for the Offering are BofA Merrill Lynch, Goldman, Sachs & Co., Citigroup, Barclays and Morgan Stanley. Subject to customary closing conditions, the Offering is expected to close on or about May 12, 2015.
A copy of the Company’s press release announcing the pricing of the Offering is furnished hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.
The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.		Description
99.1	—	Press Release of Forest City Enterprises, Inc. dated May 6, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.

Date:	May 6, 2015	By:	/s/ ROBERT G. O'BRIEN
		Name:	Robert G. O’Brien
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.		Description
99.1	—	Press Release of Forest City Enterprises, Inc. dated May 6, 2015